UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 7, 2013

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐    Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)         On May 7, 2013, SkyWest, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”).

(b)         At the Annual Meeting, the Company’s shareholders considered and voted on the items described below:

1.              The following persons were elected to serve as directors of the Company, each to serve until the next annual meeting of shareholders and until his or her successor shall have been duly elected and shall qualify, based upon the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
W. Steve Albrecht	41,666,794	1,268,151	4,947,273
Jerry C. Atkin	41,604,315	1,330,630	4,947,273
J. Ralph Atkin	41,627,262	1,307,683	4,947,273
Margaret S. Billson	40,542,178	2,392,767	4,947,273
Henry J. Eyring	40,628,537	2,306,408	4,947,273
Robert G. Sarver	41,092,424	1,842,521	4,947,273
Steven F. Udvar-Hazy	40,430,785	2,504,160	4,947,273
James L. Welch	40,103,652	2,831,293	4,947,273

2.              The advisory vote to approve, on a non-binding basis, the Company’s executive compensation was approved based upon the following votes:

Votes for approval	41,098,445
Votes against	1,671,591
Abstentions	164,909
Broker Non-Votes	4,947,273

3.              The proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013 was approved based upon the following votes:

Votes for approval	47,365,348
Votes against	362,847
Abstentions	154,023

(c)          Not applicable.

(d)         Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Dated: May 10, 2013	By	/s/ Michael J. Kraupp
Michael J. Kraupp, Chief Financial Officer
and Treasurer